UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers

As previously announced on February 20, 2025, Gary D. Fields, Chief Executive Officer of AAON, Inc. (the “Company”), transitioned to the role of special advisor to the Board, effective May 13, 2025. Mr. Fields, as special advisor to the Board, will report to the Board of Directors. Mr. Fields will continue to serve on the Company's Board of Directors.

(c) Appointment of Certain Officers AND (d) Election of Directors

Also as previously announced on February 20, 2025, Matt J. Tobolski, PhD, 41, was appointed as President and CEO, effective May 13, 2025. Following Dr. Tobolski's appointment, the Board of Directors of AAON, Inc. (the “Company”) increased the current size of the Board from eight to nine members by adding one Class I position, and upon the recommendation of the Company’s Governance Committee, appointed Dr. Tobolski to the newly created Class I position. As a Class I Director, Dr. Tobolski's current term will expire at the Company's annual meeting of stockholders in May, 2028.

Prior to serving as President and CEO, Dr. Tobolski has served as President and Chief Operating Officer of the Company since January 2024. Previously, Dr. Tobolski served as President and Co-Founder of the Company's wholly-owned subsidiary, BASX, Inc. (including its predecessor in interest, BASX, LLC, "BASX"), a position he held since 2014. In addition, from 2017 to 2022, Dr. Tobolski served as an Executive Advisor to Structural Integrity Associates, Inc., following the sale of his prior companies, Tobolski Watkins Engineering, Inc. (where he served as President, CEO and Co-Founder from 2008 to 2017) and TRU Compliance, LLC (where he served as President and Co-Founder from 2015 to 2017).

As President and CEO, Dr. Tobolski is eligible to participate in all elements of the Company’s executive compensation package. Dr. Tobolski and the Company have not entered into any employment agreement in connection with his election as Chief Executive Officer.

Dr. Tobolski does not have any family relationships with any of the Company’s directors or officers. The Company does lease flight time of an aircraft partially owned by Dr. Tobolski. In the prior fiscal year, the Company made payments to lease the partially owned aircraft of $1.1 million. All transactions to lease the aircraft are made pursuant to a written lease agreement between the Company and Dr. Tobolski's affiliated entity which owns the aircraft.

A copy of the Company's press release announcing Matt Tobolski appointment to the Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company's press release announcing the leadership change is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference to the exhibit to our Form 8-K dated February 18, 2025.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 13, 2025, at the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2028 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iii) approved, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
A.H. McElroy, II	58,087,335	10,095,884	133,143	6,483,653
Bruce Ware	66,208,452	1,770,477	337,433	6,483,653

(ii) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 were as follows:

For	Against	Abstain	Broker Non-Votes
73,629,317	913,156	257,542	—

(iii) The voting results to approve, on an advisory basis, a resolution on the compensation of the Company's named executive officers as set forth in the Proxy Statement were as follows:

For	Against	Abstain	Broker Non-Votes
67,561,048	585,362	169,952	6,483,653

Item 8.01    Other Events.

The Company announced that the Board of Directors has declared its next regular quarterly cash dividend of $0.10 per share or $0.40 annually. The next cash dividend will be payable on June 27, 2025, to stockholders of record as of the close of business on June 6, 2025.

A copy of the Company's press release announcing the quarterly cash dividend is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release Announcing Matt Tobolski as a New Director and Quarterly Cash Dividend
99.2	Press Release Announcing Leadership Change (i)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
(i) Incorporated herein by reference to the exhibit to our Form 8-K dated February 18, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 16, 2025	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary